Exhibit 99.1
BankAtlantic Bancorp Reports Earnings
For The Fourth Quarter and Full Year, 2006
     FORT LAUDERDALE, Florida — January 31, 2007 — BankAtlantic Bancorp, Inc. (NYSE: BBX), today reported income from continuing operations of $26.9 million, or $0.43 per diluted share, for the year ended December 31, 2006, compared to $42.5 million, or $0.67 per diluted share, reported for the year ended December 31, 2005. For the fourth quarter 2006, income from continuing operations was $1.0 million, or $0.02 per diluted share, compared to a loss of ($2.2) million, or ($0.04) per diluted share, for the fourth quarter, 2005. [On January 9, 2007, BankAtlantic Bancorp announced that it had signed a definitive agreement for the sale of Ryan Beck Holdings, Inc. (“Ryan Beck”) to Stifel Financial. Accordingly, Ryan Beck’s financial results are classified as discontinued operations effective in the fourth quarter, 2006. Additional information on this pending sale is contained later in this release.]
     BankAtlantic Bancorp’s Chairman and Chief Executive Officer, Alan B. Levan, commented, “The financial results for the fourth quarter and full year 2006 reflect a challenging environment for gathering core deposits, the foreclosure on one large real estate credit, and the costs of our continued commitment to our new store expansion program. We continue to view this new store expansion program as being crucial to our building sustainable growth in core deposits (Demand, NOW and Savings accounts), and to maintaining our focus on building long-term franchise and shareholder value.
     “We are assessing all aspects of our approach to sales and marketing, and have commenced initiatives to reduce overall expenses without impacting our customer service and growth initiatives. Additionally, we have included in the release detailed information on the performance of the store expansion program to support the basis for our belief that this is the correct strategic action for BankAtlantic,” Levan concluded.

Accomplishments and highlights include:
BankAtlantic
      New Stores Deposit Growth and Impact on Income — BankAtlantic’s Chief Executive Officer and President, Jarett S. Levan, commented, “We are pleased to share the results of the new store program, as these stores have contributed significantly to the growth in core deposit accounts despite this difficult banking environment. BankAtlantic’s store expansion program, consisting of the 17 new stores opened since January 1, 2005, contributed $80 million, or 53.2% of the $151 million annual growth in period-end core deposit balances. Additionally, the program represented 17.4% of the 2006 annual growth in core deposit accounts, and 13.2% of the 2006 growth in non-interest income. These new stores, on average, continue to meet or exceed our goals of attracting $7-8 million in core deposit balances in their first year and to ‘breakeven’ on a current earnings basis in 12-15 months.
     “The net operating contribution of BankAtlantic’s store expansion program negatively impacted BankAtlantic’s results by ($2.5) million in the fourth quarter 2006, which was $2.1 million more than the negative impact of ($0.4) million included in the comparable 2005 quarter’s results. (Net operating contribution from the store expansion program is defined as direct revenue and expenses of stores opened since January 1, 2005, plus upfront costs of certain store openings planned in 2007 and 2008, including allocated advertising and promotion, but excluding full cost allocation of back office and other indirect expenses.) Combined, the new stores’ contribution to net income was a negative impact of ($6.0) million in 2006, compared to a loss of ($1.4) million in 2005. Further, the program increased BankAtlantic’s fourth quarter 2006 efficiency ratio by approximately 500 basis points.
     “Given the increase in planned new stores in 2007, the program will continue to have a significant negative impact on operating expenses, and in total, on the Bank’s overall net income. We strongly believe, however, that this investment in our future is well supported by the success achieved by the store expansion program to date, particularly in the contribution to the Bank’s overall core deposit growth. Accordingly, we plan to continue the store expansion program as part of our long term strategic growth plan, within the framework of tightened expense discipline, as discussed later in this release.

     “We opened six new stores in the fourth quarter and plan to open approximately 24 new stores in 2007, including at least four new full service stores in the greater Orlando area. The first two stores in greater Orlando opened this week, and our current expansion plan calls for opening more than 20 stores in this area over the next several years. BankAtlantic has maintained a commercial lending presence in Orlando since 2002 and in 2006 opened a Customer Service Center (a telephone call center which serves as a backup to our main center in Fort Lauderdale) and a new sales and training center in Orlando.
     Core Deposit Accounts and Balances — “In the fourth quarter 2006, BankAtlantic opened over 73,000 new core deposit accounts and nearly 270,000 for the full year 2006, an increase of 6.3% and 19.2%, respectively, over the number of accounts opened in the corresponding 2005 periods. At quarter end, ‘total bank’ and ‘same store’ core deposit balances increased 7.2% and 6.6%, respectively, vs. the fourth quarter 2005, representing a total bank net increase of $151 million in core deposit balances. (‘Same store’ information consists of information for stores opened for one year or more.) Demand deposits declined slightly to 25.8% of total deposits from 27.2% in the prior year’s quarter; however, core deposit balances increased to 57.9% of total deposits, up from 55.7% in the prior year’s quarter. While we are pleased with the performance of the new stores, our legacy stores are not performing in a manner consistent with the trends of previous years. This is evident in our average core deposit account balance decline of over $500, or 11%, when compared to these balances at the end of 2005. We remain committed to improving the performance of our legacy stores, and are reviewing strategies and programs aimed at improving the performance of these stores,” said Jarett Levan.
     Net Income for the fourth quarter 2006 was $3.6 million, up from $0.9 million in the comparable 2005 quarter. The fourth quarter 2006 included an $8.2 million provision for loan losses vs. a $0.1 million recovery in the comparable 2005 quarter, and a $1.0 million reduction in the provision for income taxes due to a lower annual effective tax rate. As previously disclosed, the fourth quarter 2005 included a $10.0 million reserve for fines and penalties related to a compliance matter that was first reported in 2004. The effective tax rate for 2006 of 26.5% declined from the 2005 rate of 35.6% due to the relative increase of 2006 tax-exempt income to total taxable income and the non-deductibility of the $10.0 million 2005 reserve.

     Non-interest income for the fourth quarter was $36.2 million, or 40.0% greater than the comparable 2005 period. Additionally, fee income as a percent of total revenues rose to 36.9 % in the fourth quarter of 2006 compared to 30.0% in 2005, representing an increasing base of revenues not directly impacted by the interest rate environment. Non-interest income for 2006 rose 31.8% to $131.8 million, vs. $100.1 million reported in 2005. The continued improvement in non-interest income is primarily due to growth in fees directly attributable to the growth in new deposit accounts.
     Non-interest expense for the fourth quarter 2006 of $78.5 million was $2.7 million greater than the corresponding quarter of 2005; excluding the 2005 compliance reserve, the increase over the corresponding quarter was $12.7 million or 19.3%. The growth in expenses from the corresponding quarter of 2005 was the result of our growth initiatives and store expansion strategy, with $5.5 million of the increase attributable directly to the store expansion program. Specifically, the remaining growth reflected an increase in core bank compensation and benefits of $3.9 million and in occupancy and equipment of $3.1 million, offset in part by a decline in advertising and marketing of $0.9 million.
     Jarett Levan further commented, “In light of the declining net growth in core deposit balances and our intent to support the store expansion program, we have initiated a focused effort to reduce the growth in overall expenses. In the fourth quarter 2006, we commenced initiatives to curtail non-strategic expense growth, and are pleased with the early results. Expenses increased $3.6 million from the third quarter 2006 to the fourth quarter 2006, with $2.1 million of that growth directly attributable to the store expansion program, with only $1.5 million related to core bank expense growth, primarily in fourth quarter marketing promotions. As part of our focus on overall expenses, our goal is to reduce our marketing expenses in 2007 back to 2005 levels. These expenses were $34.7 million in 2006, compared to $26.9 million in 2005. We believe that our efforts should become evident in the first quarter, 2007. While we recognize this may slow account growth somewhat in 2007, this is part of our expense discipline initiatives and we anticipate that there will be a net favorable impact from this action.”
     Net Interest Margin and Earning Assets — Net interest income for the fourth quarter 2006 was $54.1 million compared to $54.8 million in the 2005 quarter, reflecting limited growth in earning assets combined with a nine basis point decline in tax equivalent net interest margin during the comparable periods. Average earning assets increased $126.3 million, with increases in all loan categories except for commercial real estate, which declined approximately $110.4 million. Average core deposits increased $136.1 million, or 6.7%, driven by Savings and NOW increases. Average total deposits increased $72.5 million, reflecting growth in Certificates of Deposit partially offset by a reduction in Money Market products. The period-end ratio of borrowings to deposits and borrowings improved slightly in the fourth quarter 2006 to 30.4%, from 31.5% in the comparable 2005 quarter. BankAtlantic continues to target a reduction in this ratio to the 10-15% range, although the Bank’s ability to achieve this level will depend upon growth both in core deposits and in earning assets.
     The tax equivalent net interest margin was 3.96% in the fourth quarter 2006, down from 4.05% in the corresponding quarter of 2005, and down from 4.04% in the third quarter of 2006. Average earning assets increased $32.5 million from the third quarter 2006 through purchases of residential loans and growth in consumer loans, partially offset by a reduction in commercial real estate loans. Yield on earning assets increased two basis points from the third quarter of 2006, compared to an increase of ten basis points in the cost of interest-bearing liabilities, driven principally by higher rates paid on Savings and Certificates of Deposit. Average interest-bearing liabilities increased $63.0 million from the third quarter of 2006, led by growth in higher cost liabilities, including Certificates of Deposit and Savings.
     The tax equivalent net interest margin for the full year 2006 rose to 4.07%, up from 3.95% for the comparable 12 month period of 2005. Future improvement in net interest margin is challenged by a protracted flatness of the yield curve. Until there is a change in the interest rate environment, continued growth in core deposits will largely determine the amount of any future improvement in net interest margin. While further margin improvement is anticipated, we expect that the rate of increase in the margin is likely to be relatively modest in the near term. (All references to net interest margin and earning assets exclude loan participations sold previously recognized as secured borrowings.)
     Credit Quality — During the fourth quarter 2006, the Bank took possession of the real estate securing the $27.2 million non-performing loan disclosed in the Company’s third quarter Form 10-Q filing. The loan was charged down by $7.0 million to its collateral value less costs to sell and transferred to Real Estate Owned (REO) with a corresponding increase in the provision for loan losses of the same amount.

     As a result, the ratio of non-performing loans to total loans decreased from 0.70% at September 30, 2006 to 0.10% at December 31, 2006. Including the effect of this one loan, the ratio of annualized net charge-offs to average loans rose to 0.61% for the fourth quarter 2006 and 0.13% for the full year. The ratio of non-performing assets to total loans and real estate owned decreased from 0.72% at September 30, 2006 to 0.55% at December 31, 2006. Fourth quarter 2006 provision expense was $8.2 million representing 0.70% of average loans vs. 0.02% of average loans for the third quarter 2006. On a full year basis, provision expense for 2006 was $8.6 million, or 0.19% of average loans vs. a negative provision of ($6.6) million or (0.14%) of average loans for 2005.
     Alan Levan commented, “We are very aware of concerns at the national level and within Florida about the condition of the real estate market, and are closely watching these conditions in our markets and the potential impact on our loan portfolio. We believe that our credit process has remained conservative and consistent with our practices over the past several years during which our credit experience was excellent. That being said, we are monitoring our real estate exposure with the utmost of caution and attention to the current market trends.”
Ryan Beck Holdings, Inc.
     On January 9, 2007, BankAtlantic Bancorp announced it had reached a definitive agreement under which Ryan Beck will be sold to and merged into Stifel Financial Corp. (NYSE: SF). The merger is structured as a tax-free reorganization and BankAtlantic Bancorp is to receive consideration, as follows:
•	Initial consideration consisting of approximately 2,531,000 shares of Stifel common stock. At closing Stifel may substitute cash in lieu of up to approximately 150,000 shares, based upon a value of the greater of $36.00 per share or market.

•	Five-year warrants to purchase up to 500,000 shares of Stifel’s common stock, at an exercise price of $36.00 per share.

•	A contingent payment based on defined revenues attributable to specified individuals in Ryan Beck’s existing private client division over the two-year period following closing.

•	A second contingent payment based on defined revenues attributable to specified individuals in Ryan Beck’s existing investment banking division. Each of the contingent earn-out payments is payable, at Stifel’s election, in cash or common stock.
     Alan Levan commented, “This transaction gives us the opportunity to combine Ryan Beck with a larger, very successful public company which has the scale to achieve greater operating efficiencies and which has effectively integrated several acquisitions into their network. It was the Stifel track record that convinced us that a primarily stock-based payment was preferable, providing BankAtlantic Bancorp the opportunity to maximize the return on our investment in Ryan Beck. Since the announcement of the deal, Stifel’s stock is up substantially from $36 per share at the time the terms were negotiated, to $47.62 per share as of January 30, 2007, an increase of about 30%. While we have no immediate plans to sell any of the Stifel stock that we will be receiving, and there are limitations on our sale of the stock, we do anticipate gradually reducing our investment, consistent with market conditions and as the combined companies begin to realize the benefits of the consolidation. We anticipate that the resulting proceeds will be used to support future growth of the BankAtlantic franchise, and provide additional funding of our on-going stock repurchase program and investments.”
BankAtlantic Bancorp:
     BankAtlantic Bancorp recently announced that its Board of Directors appointed Jarett S. Levan to the positions of Chief Executive Officer of its wholly owned subsidiary, BankAtlantic, and President of BankAtlantic Bancorp. Jarett had previously been the Bank’s President and will retain that title.
     He will continue to work with the executive team to maintain the focus of BankAtlantic’s Florida’s Most Convenient Bank initiatives and will continue to serve on the BankAtlantic and BankAtlantic Bancorp Board of Directors.
     During the fourth quarter, BankAtlantic Bancorp’s Board of Directors declared a cash dividend of $0.041 per share to all shareholders of record of its Class A and Class B Common Stock at the close of trading on January 3, 2007. The fourth quarter’s dividend declaration marked BankAtlantic Bancorp’s 54th consecutive quarterly dividend payment.

Financial Highlights:
Fourth Quarter, 2006 Compared to Fourth Quarter, 2005
BankAtlantic Bancorp — consolidated:
•	Income (loss) from continuing operations of $1.0 million vs. ($2.2) million

•	Diluted earnings (loss) per share from continuing operations of $0.02 vs. ($0.04)

•	Return on average tangible equity from continuing operations was 0.92%

•	Book value per share was $8.60
BankAtlantic:
•	Business segment net income was $3.6 million vs. $897,000 an increase of 303%

•	Over 73,000 new core deposit accounts opened, an increase of 6.3% over accounts opened in the corresponding 2005 quarter, with related new balances of $241 million

•	Return on average tangible assets was 0.24%

•	Return on average tangible equity was 2.86%

•	Tax equivalent net interest margin remained at 3.96%

•	Non-interest income was $36.2 million vs. $25.8 million, an increase of 40%

•	Non-interest expense grew to $78.5 million vs. $75.8 million, an increase of 4%
Ryan Beck Holdings, Inc. (discontinued operations):
•	Business segment loss was ($2.7) million vs. income of $672,000

•	Return on average tangible equity was (12.05%)

•	Total revenues were $55.2 million vs. $54.2 million

Year to Date 2006 Compared to Year to Date 2005
BankAtlantic Bancorp — consolidated:
•	Income from continuing operations was $26.9 million vs. $42.5 million in 2005. Excluding the income impact resulting from the 2006 early redemption of debt, the 2005 facilities impairment charge, and the 2005 reserve for the compliance matter, operating net income would have been $26.8 million in 2006 vs. $54.9 million in 2005, a decrease of 51% (These adjustments are detailed in the financial statements on the Company’s website and in the attached tables.)

•	Diluted earnings per share from continuing operations of $0.43 vs. $0.67. Excluding the effects of the adjustments listed above, diluted earnings per share were $0.43 vs. $0.87, a decrease of 51%

•	Return on average tangible equity from continuing operations was 6%
BankAtlantic:
•	Business segment net income was $36.3 million vs. $55.8 million, a decrease of 35%.

•	Nearly 270,000 new core deposit accounts opened, an increase of 19.2% over accounts opened in 2005, with balances of $684 million

•	Return on average tangible assets was 0.61%

•	Return on average tangible equity was 7.35%

•	Tax equivalent net interest margin excluding secured borrowings increased to 4.07% vs. 3.95%.

•	Non-interest income, before the 2006 gains associated with debt redemption was $130.3 million vs. $100.1 million, an increase of 30%

•	Non-interest expense, before the 2006 costs associated with debt redemption, the 2005 impairment charge and the 2005 reserve for the compliance matter, grew to $292.0 million vs. $227.4 million, an increase of 28%

Ryan Beck Holdings, Inc.:
•	Business segment loss was ($11.5) million vs. income of $16.7 million

•	Return on average tangible equity was (12.10%)

•	Total operating revenues decreased to $218.5 million vs. $253.3 million

BankAtlantic Bancorp will host an investor and media teleconference call and webcast on Thursday, February 1, 2007, at 11:00 a.m. (Eastern Time).
Teleconference Call Information:
     To access the teleconference call in the U.S. and Canada, the toll free number to call is 1-800-968-8156. International calls may be placed to 706-634-5752. Domestic and international callers may reference PIN number 6422197.
     A replay of the conference call will be available beginning two hours after the call’s completion through 5:00 p.m. Eastern Time, Thursday, March 1, 2007. To access the replay option in the U.S. and Canada, the toll free number to call is 1-800-642-1687. International calls for the replay may be placed at 706-645-9291. The replay digital PIN number for both domestic and international calls is 6422197.
Webcast Information:
     Alternatively, individuals may listen to the live and/or archived webcast of the teleconference call. To listen to the webcast, visit www.BankAtlanticBancorp.com, access the “Investor Relations” section and click on the “Webcast” navigation link, or go directly to http://www.visualwebcaster.com/event.asp?id=37385. The archive of the teleconference call will be available through 5:00 p.m. Eastern Time, Thursday, March 1, 2007.
     BankAtlantic Bancorp’s fourth quarter and full year, 2006 earnings results press release and financial summary, as well as the Supplemental Financials (a detailed summary of significant financial events and extensive business segment financial data), will be available on its website at: www.BankAtlanticBancorp.com.
•	To view the financial summary, access the “Investor Relations” section and click on the “Quarterly Financials” navigation link.

•	To view the Supplemental Financials, access the “Investor Relations” section and click on the “Supplemental Financials” navigation link.
     Copies of BankAtlantic Bancorp’s fourth quarter and full year, 2006 earnings results press release and financial summary, and the Supplemental Financials will also be made available upon request via fax, email, or postal service mail. To request a copy, contact BankAtlantic Bancorp’s Investor Relations department using the contact information listed below.

About BankAtlantic Bancorp:
BankAtlantic Bancorp (NYSE: BBX) is a diversified financial services holding company and the parent company of BankAtlantic. It also owns Ryan Beck Holdings, Inc. (“Ryan Beck”), a subsidiary engaged in retail and institutional brokerage and investment banking. On January 9, 2007, BankAtlantic Bancorp announced that it had entered into an agreement with Stifel Financial Corp. (Stifel), for the sale of Ryan Beck to Stifel. This sale is expected to close in the first quarter, 2007, subject to approvals. Ryan Beck is accounted for as a discontinued operation.
About BankAtlantic:
BankAtlantic, “Florida’s Most Convenient Bank” is one of the largest financial institutions headquartered in Florida and provides a comprehensive offering of banking services and products via its broad network of community stores and its online banking division — BankAtlantic.com. BankAtlantic has over 90 stores and operates more than 200 conveniently located ATMs. BankAtlantic is open 7 days a week and offers holiday hours, extended weekday hours, including several stores open until midnight, Totally Free Online Banking & Bill Pay, 24/7 Customer Service Center, Totally Free Change Exchange coin counters and free retail and business checking with a free gift.
About Ryan Beck Holdings, Inc.:
Founded in 1946, Ryan Beck provides financial advice and innovative solutions to individuals, institutions and corporate clients through the activities of approximately 1,100 employees in 41 offices located in 11 states. For individual investors, the firm’s Private Client Group provides a full range of financial services, including investment consulting, retirement plans, insurance and investment advisory services. Institutional clients benefit from the market making, underwriting and distribution activities of the firm’s experienced Capital Markets Group, which encompasses equity and fixed income trading and institutional sales as well as research. Through its Investment Banking Groups, Ryan Beck raises capital and provides financial advisory services to financial institutions, middle market companies and municipalities.
For further information, please visit our websites:
www.BankAtlanticBancorp.com
www.BankAtlantic.com
www.RyanBeck.com
BankAtlantic Bancorp Contact Info:
Donna Rouzeau,
Assistant Vice President, Investor Relations & Corporate Communications
Email: CorpComm@BankAtlanticBancorp.com
Leo Hinkley,
Senior Vice President, Investor Relations Officer
Email: InvestorRelations@BankAtlanticBancorp.com
Phone: (954) 940-5300, Fax: (954) 940-5320
Mailing Address: BankAtlantic Bancorp, Investor Relations
2100 West Cypress Creek Road, Fort Lauderdale, FL 33309

BankAtlantic, “Florida’s Most Convenient Bank,” Contact Info:
Public Relations:
Hattie Hess, Vice President, Public Relations
Telephone: 954-940-6383, Fax: 954-940-6310
Email: hhess@BankAtlantic.com
Public Relations for BankAtlantic:
Boardroom Communications
Caren Berg
Phone: 954-370-8999, Fax: 954-370-8892
Email: caren@boardroompr.com
     • To receive future BankAtlantic Bancorp news releases or announcements directly via Email, please click on the Email Broadcast Sign Up button on our website: www.BankAtlanticBancorp.com.
# # #
     Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. When used in this press release and in any documents incorporated by reference herein, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify certain of such forward-looking statements. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of BankAtlantic Bancorp, Inc. (“the Company”) and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products and services; credit risks and loan losses, and the related sufficiency of the allowance for loan losses, including the impact on the credit quality of our loans of changes in the real estate markets in our trade area and where our collateral is located; changes in interest rates and the effects of, and changes in, trade, monetary and fiscal policies and laws including their impact on the bank’s net interest margin; adverse conditions in the stock market, the public debt market and other capital markets and the impact of such conditions on our activities and the value of our assets; BankAtlantic’s seven-day banking initiatives and other growth, marketing or advertising initiatives not resulting in continued growth of core deposits or producing results which do not justify their costs; the success of our expenses discipline initiatives; BankAtlantic’s new store expansion program, successfully opening the anticipated number of new stores in 2007 and achieving growth and profitability at the stores; and the impact of periodic testing of goodwill and other intangible assets for impairment. Past performance, actual or estimated new account openings and growth rate may not be indicative of future results. Further, this press release contains forward-looking statements with respect to Ryan Beck Holdings, Inc., which are subject to a number of risks and uncertainties, which include, but are not limited to, that the sale of Ryan Beck to Stifel may not be consummated on the terms described or on any basis, and that the value of the Stifel shares and the warrants received will vary over time. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission. The Company cautions that the foregoing factors are not exclusive.

BankAtlantic Bancorp, Inc. and Subsidiaries
Summary of Selected Financial Data (unaudited)

		For The Three Months Ended					For the Years Ended
		12/31/2006	9/30/2006	6/30/2006	3/31/2006	12/31/2005	12/31/2006	12/31/2005
Earnings (in thousands):
Net income (loss) from continuing operations (GAAP basis)		$1,048	7,366	10,443	8,022	(2,165)	26,879	42,526
Net income (loss) (GAAP basis)		$(1,670)	2,524	8,076	6,457	(1,493)	15,387	59,182
Operating net income **	(note 1)	$1,048	7,366	10,405	8,014	7,835	26,833	54,935

Average Common Shares Outstanding (in thousands):
Basic		61,007	61,046	61,324	61,005	60,618	61,095	60,426
Diluted		62,278	62,412	62,820	62,761	62,898	62,563	63,120

Key Performance Ratios (GAAP basis):
Basic earnings (loss) per share from continuing operations		0.02	0.12	0.17	0.13	(0.04)	0.44	0.70
Diluted earnings (loss) per share from continuing operations*		0.02	0.12	0.17	0.13	(0.04)	0.43	0.67
Basic earnings (loss) per share		$(0.03)	0.04	0.13	0.11	(0.03)	0.25	0.98
Diluted earnings (loss) per share *		$(0.03)	0.04	0.13	0.10	(0.03)	0.25	0.92
Return on average tangible assets from continuing operations	(note 2)%	0.07	0.46	0.68	0.51	(0.14)	0.42	0.65
Return on average tangible equity from continuing operations	(note 2)%	0.92	6.52	9.27	7.24	(1.91)	6.00	10.07

Key Performance Ratios (Operating basis):
Basic earnings per share		$0.02	0.12	0.17	0.13	0.13	0.44	0.91
Diluted earnings per share *		$0.02	0.12	0.17	0.13	0.12	0.43	0.87
Return on average tangible assets	(note 2)%	0.07	0.46	0.67	0.51	0.49	0.42	0.84
Return on average tangible equity	(note 2)%	0.92	6.52	9.24	7.24	6.92	5.98	13.01

* Diluted earnings per share calculation deducts (in thousands): subsidiaries stock options, if dilutive		$—	—	—	—	(28)	—	(834)

Average Balance Sheet Data (in millions):
Assets		$6,520	6,467	6,272	6,388	6,463	6,413	6,603
Tangible assets	(note 2)	$6,436	6,383	6,188	6,304	6,378	6,328	6,517
Loans excluding certain loan participations sold	(note 3)	$4,655	4,611	4,482	4,488	4,550	4,560	4,686
Loan participations sold	(note 3)	$—	—	—	125	134	31	155
Investments		$1,304	1,317	1,258	1,259	1,263	1,285	1,283
Deposits and escrows		$3,776	3,731	3,849	3,831	3,704	3,796	3,644
Stockholders’ equity		$533	526	526	522	533	525	505
Tangible stockholders’ equity	(note 2)	$454	452	451	443	453	448	422

Notes:

(1)	Operating net income is defined as GAAP net income adjusted for gains and costs associated with debt redemptions, an impairment charge relating to BankAtlantic’s headquarter facility and a reserve for a compliance matter.

(2)	Average tangible assets is defined as average total assets less average goodwill and core deposit intangibles. Average tangible equity is defined as average total stockholders’ equity less average goodwill, core deposit intangibles and other comprehensive income.

(3)	Loan participations sold accounted for as secured borrowings.

**	Operating net income is not prepared in accordance with GAAP and this non-GAAP financial measure should not be construed as being superior to GAAP.

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (unaudited)

(In thousands, except share data)	12/31/2006	12/31/2005
ASSETS
Cash and due from banks	$136,467	167,032
Short term investments	5,722	3,229
Securities available for sale (at fair value)	651,316	674,544
Securities owned (at fair value)	109,838	180,292
Investment securities and tax certificates (approximate fair value: $404,411 and $364,122)	402,073	364,444
Loans receivable, net of allowance for loan losses of $43,602 and $41,192	4,586,607	4,622,234
Residential loans held for sale	9,313	2,538
Federal Home Loan Bank stock, at cost which approximates fair value	80,217	69,931
Accrued interest receivable	47,673	41,490
Real estate held for development and sale	25,333	21,177
Real estate owned	21,747	967
Investments and advances to unconsolidated subsidiaries	15,074	12,464
Office properties and equipment, net	229,361	154,120
Deferred tax asset, net	30,004	29,615
Goodwill	76,674	76,674
Core deposit intangible asset	6,834	8,395
Due from clearing agent	18,173	—
Other assets	43,236	42,265

Total assets	$6,495,662	6,471,411

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits
Demand	$995,920	1,019,949
NOW	779,383	755,708
Savings	465,172	313,889
Money market	677,642	846,441
Certificates of deposit	948,919	816,689

Total deposits	3,867,036	3,752,676
Advances from FHLB	1,517,058	1,283,532
Securities sold under agreements to repurchase	101,932	116,026
Federal funds purchased	32,026	139,475
Secured borrowings	—	138,270
Subordinated debentures, notes and bonds payable	29,923	39,092
Junior subordinated debentures	263,266	263,266
Securities sold but not yet purchased	31,407	35,177
Due to clearing agent	—	24,486
Other liabilities	128,032	163,075

Total liabilities	5,970,680	5,955,075

Stockholders’ equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $.01 par value, authorized 80,000,000 shares; issued and outstanding 56,157,425 and 55,884,089 shares	562	559
Class B common stock, $.01 par value, authorized 45,000,000 shares; issued and outstanding 4,876,124 and 4,876,124 shares	49	49
Additional paid-in capital	260,460	261,720
Unearned compensation — restricted stock grants	—	(936)
Retained earnings	265,089	261,279

Total stockholders’ equity before accumulated other comprehensive loss	526,160	522,671
Accumulated other comprehensive loss	(1,178)	(6,335)

Total stockholders’ equity	524,982	516,336

Total liabilities and stockholders’ equity	$6,495,662	6,471,411

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)

		For The Three Months Ended					For the Years Ended
(in thousands)		12/31/2006	9/30/2006	6/30/2006	3/31/2006	12/31/2005	12/31/2006	12/31/2005
INTEREST INCOME:
Interest and fees on loans		$81,019	80,790	75,765	75,386	75,404	312,960	293,250
Interest on securities available for sale		4,472	4,483	4,314	4,305	4,379	17,574	19,673
Interest on tax exempt securities		3,817	3,804	3,862	3,806	3,695	15,289	14,422
Interest and dividends on taxable investments and tax certificates		6,543	6,039	4,396	4,376	4,790	21,354	18,549

Total interest income		95,851	95,116	88,337	87,873	88,268	367,177	345,894

INTEREST EXPENSE:
Interest on deposits		17,258	15,095	13,852	12,754	11,736	58,959	40,084
Interest on advances from FHLB		20,837	18,509	13,007	14,139	15,565	66,492	62,175
Interest on short-term borrowed funds		2,505	5,078	4,931	2,575	2,746	15,089	9,599
Interest on secured borrowings		—	—	—	2,401	2,862	2,401	10,144
Interest on long-term debt		6,184	6,521	6,377	5,963	5,695	25,045	21,786
Capitalized interest on real estate development		(85)	(75)	(289)	(480)	(513)	(929)	(1,879)

Total interest expense		46,699	45,128	37,878	37,352	38,091	167,057	141,909

NET INTEREST INCOME		49,152	49,988	50,459	50,521	50,177	200,120	203,985
Provision for (recovery from) loan losses		8,160	271	(20)	163	(109)	8,574	(6,615)

NET INTEREST INCOME AFTER PROVISION		40,992	49,717	50,479	50,358	50,286	191,546	210,600

NON-INTEREST INCOME:
Service charges on deposits		26,091	24,008	21,274	19,099	17,808	90,472	61,956
Other service charges and fees		7,188	6,779	7,353	6,222	6,436	27,542	23,347
Securities activities, net		2,199	2,243	2,830	2,541	474	9,813	847
Gain on sales of loans		211	175	200	94	221	680	742
Gain associated with debt redemption		—	—	1,092	436	—	1,528	—
Income (loss) from real estate operations		—	—	114	(1,096)	(558)	(982)	4,480
Income from unconsolidated subsidiaries		303	266	278	820	211	1,667	621
Gain (loss) on the sale of office properties and equipment, net		(148)	(3)	1,806	(28)	(16)	1,627	277
Other		2,581	2,740	2,676	2,272	2,315	10,269	10,029

Total non-interest income		38,425	36,208	37,623	30,360	26,891	142,616	102,299

NON-INTEREST EXPENSE:
Employee compensation and benefits		38,759	38,619	37,590	35,836	32,493	150,804	117,573
Occupancy and equipment		16,247	15,018	13,429	12,614	11,507	57,308	41,621
Impairment of office properties and equipment		—	—	—	—	—	—	3,706
Advertising and promotion		10,400	8,649	7,400	8,618	10,368	35,067	27,317
Professional fees		1,632	1,968	2,374	2,317	2,405	8,291	10,590
Costs associated with debt redemption		—	—	1,034	423	—	1,457	—
Check losses		2,639	2,855	1,875	1,246	2,627	8,615	5,176
Reserve for fines and penalties, compliance matter		—	—	—	—	10,000	—	10,000
Other		10,164	9,398	10,388	8,694	7,597	38,644	30,987

Total non-interest expense		79,841	76,507	74,090	69,748	76,997	300,186	246,970

Income (loss) from continuing operations before income taxes		(424)	9,418	14,012	10,970	180	33,976	65,929
(Benefit) provision for income taxes		(1,472)	2,052	3,569	2,948	2,345	7,097	23,403

Income (loss) from continuing operations		1,048	7,366	10,443	8,022	(2,165)	26,879	42,526
Discontinued operations		(2,718)	(4,842)	(2,367)	(1,565)	672	(11,492)	16,656

GAAP net income (loss)		$(1,670)	2,524	8,076	6,457	(1,493)	15,387	59,182

Reconciliation of Operating and GAAP Net Income (loss) from Continuing Operations
GAAP net income (loss) from continuing operations		$1,048	7,366	10,443	8,022	(2,165)	26,879	42,526
Gain associated with debt redemption		—	—	(710)	(283)	—	(993)	—
Impairment of office properties and equipment		—	—	—	—	—	—	2,409
Costs associated with debt redemption		—	—	672	275	—	947	—
Reserve for fines and penalties, compliance matter		—	—	—	—	10,000	—	10,000

Operating net income	(note 1)	$1,048	7,366	10,405	8,014	7,835	26,833	54,935

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Average Balance Sheet (unaudited)

		For the three months ended
(in thousands except percentages and per share data)		12/31/2006	9/30/2006	6/30/2006	3/31/2006	12/31/2005
Loans:
Residential real estate		$2,176,047	2,130,077	2,047,430	2,043,310	2,115,899
Commercial real estate excluding certain loan participations sold	(note 3)	1,462,005	1,498,192	1,483,299	1,561,236	1,576,131
Loan participations sold	(note 3)	—	—	—	125,293	134,080
Consumer		584,972	563,002	546,624	539,937	538,321
Commercial business		155,884	152,796	148,776	102,533	93,412
Small business		276,103	267,263	255,701	241,103	226,153

Total Loans		4,655,011	4,611,330	4,481,830	4,613,412	4,683,996
Investments — taxable		903,484	918,159	853,224	857,866	867,625
Investments — tax exempt		400,804	399,091	404,644	401,541	394,935

Total interest earning assets		5,959,299	5,928,580	5,739,698	5,872,819	5,946,556
Goodwill and core deposit intangibles		83,708	84,098	84,486	84,878	85,277
Other non-interest earning assets		476,550	454,220	448,191	430,746	431,215

Total assets		$6,519,557	6,466,898	6,272,375	6,388,443	6,463,048

Tangible assets	(note 2)	$6,435,849	6,382,800	6,187,889	6,303,565	6,377,771

Deposits:
Demand deposits		$1,006,242	1,043,497	1,109,005	1,065,510	1,017,467
Savings		413,239	367,829	364,946	331,117	309,007
NOW		735,164	727,517	764,738	760,419	692,128
Money market		694,057	733,058	765,805	829,700	887,858
Certificates of deposit		927,431	858,688	844,318	843,866	797,187

Total deposits		3,776,133	3,730,589	3,848,812	3,830,612	3,703,647
Short-term borrowed funds		189,519	374,913	396,870	239,144	276,333
FHLB advances		1,528,039	1,354,944	1,010,458	1,164,675	1,345,033
Secured borrowings	(note 3)	—	—	—	125,293	134,080
Long-term debt		293,592	300,549	303,052	301,529	301,655

Total borrowings		2,011,150	2,030,406	1,710,380	1,830,641	2,057,101
Other liabilities		199,086	180,093	186,741	204,693	169,156

Total liabilities		5,986,369	5,941,088	5,745,933	5,865,946	5,929,904

Stockholders’ equity		533,188	525,810	526,442	522,497	533,144

Total liabilities and stockholders’ equity		$6,519,557	6,466,898	6,272,375	6,388,443	6,463,048

Other comprehensive (loss) in stockholders’ equity		(4,379)	(10,270)	(8,700)	(5,350)	(4,810)

Tangible stockholders’ equity	(note 2)	$453,859	451,982	450,656	442,969	452,677

Period End
Total loans, net excluding certain loan participations sold		$4,595,920	4,638,215	4,484,764	4,412,989	4,486,502
Loan participations sold	(note 3)	—	—	—	111,754	138,270
Total assets		6,495,662	6,569,650	6,402,357	6,357,602	6,471,411
Total stockholders’ equity		524,982	524,548	520,991	521,770	516,336
Common shares outstanding		61,033,549	60,990,724	61,215,046	61,293,692	60,760,213
Cash dividends		2,507,673	2,506,136	2,330,675	2,334,112	2,308,888
Common stock cash dividends per share		0.041	0.041	0.038	0.038	0.038
Closing stock price		13.81	14.22	14.84	14.39	14.00
High stock price for the quarter		13.94	14.97	15.99	15.23	17.19
Low stock price for the quarter		12.66	12.96	13.86	12.67	13.29
Book value per share		8.60	8.60	8.51	8.51	8.50

Bank Operations Business Segment
Condensed Statements of Operations (Unaudited)

	For the Three Months Ended					For the Years Ended
(In thousands)	12/31/2006	9/30/2006	6/30/2006	3/31/2006	12/31/2005	12/31/2006	12/31/2005
Net interest income	$54,103	55,107	55,257	55,138	54,760	219,605	221,075
Provision for (recovery from) loan losses	8,160	271	(20)	163	(109)	8,574	(6,615)

Net Interest income after provision for loan losses	45,943	54,836	55,277	54,975	54,869	211,031	227,690

Non-interest income
Service charges on deposits	26,091	24,008	21,274	19,099	17,808	90,472	61,956
Other service charges and fees	7,188	6,779	7,353	6,222	6,436	27,542	23,347
Securities activities, net	200	—	458	(1)	—	657	117
Gain on sales of loans	211	175	200	94	221	680	742
Gain associated with debt redemption	—	—	1,092	436	—	1,528	—
Income (loss) from real estate operations	—	—	114	(1,096)	(558)	(982)	4,480
Income from unconsolidated subsidiaries	33	—	—	—	—	33	—
Gain (loss) on the sale of office properties, net	(148)	(3)	1,806	(28)	(16)	1,627	277
Other non-interest income	2,590	2,752	2,663	2,282	1,944	10,287	9,140

Total non-interest income	36,165	33,711	34,960	27,008	25,835	131,844	100,059

Non-interest expense
Employee compensation and benefits	37,709	37,512	36,529	34,349	31,445	146,099	113,526
Occupancy and equipment	16,242	15,015	13,424	12,610	11,503	57,291	41,611
Impairment of office properties and equipment	—	—	—	—	—	—	3,706
Advertising	10,331	8,599	7,205	8,524	10,244	34,659	26,895
Professional fees	1,576	1,756	2,109	2,212	2,521	7,653	9,695
Costs associated with debt redemption	—	—	1,034	423	—	1,457	—
Reserve for fines and penalties, compliance matter	—	—	—	—	10,000	—	10,000
Other	12,621	12,026	11,960	9,682	10,076	46,289	35,658

Total non-interest expense	78,479	74,908	72,261	67,800	75,789	293,448	241,091

Income from bank operations business segment before income taxes	3,629	13,639	17,976	14,183	4,915	49,427	86,658
Provision for income taxes	11	3,801	5,272	4,021	4,018	13,105	30,838

Net income from bank operations business segment	$3,618	9,838	12,704	10,162	897	36,322	55,820

Reconciliation of Operating and business segment net income
Business segment income	$3,618	9,838	12,704	10,162	897	36,322	55,820
Gain associated with debt redemption	—	—	(710)	(283)	—	(993)	—
Impairment of office properties and equipment	—	—	—	—	—	—	2,409
Costs associated with debt redemption	—	—	672	275	—	947	—
Reserve for fines and penalties,							—
compliance matter	—	—	—	—	10,000	—	10,000

Operating net income	$3,618	9,838	12,666	10,154	10,897	36,276	68,229

Bank Operations Business Segment
Condensed Statements of Condition and Statistics (Unaudited)

(in thousands except percentages	For the Three Months Ended						For the Years Ended
and per share data)	12/31/2006		9/30/2006	6/30/2006	3/31/2006	12/31/2005	12/31/2006	12/31/2005
Statistics:
GAAP tax equivalent:
Average earning assets		$5,702,063	5,669,550	5,460,276	5,591,286	5,709,807	5,606,272	5,897,963
Average interest bearing liabilities		$4,520,332	4,457,382	4,189,321	4,338,215	4,485,417	4,377,033	4,710,258
Average tangible assets		$6,086,579	6,041,302	5,827,060	5,947,154	6,053,697	5,976,464	6,207,435
Average tangible equity		$505,580	500,655	491,459	484,162	495,614	493,976	470,512
Borrowings to deposits and borrowings	%	30.36	33.63	29.35	26.31	31.45	30.36	31.45
Operating (2):
Average earning assets		$5,702,063	5,669,550	5,460,276	5,465,993	5,575,727	5,575,378	5,743,439
Average interest bearing liabilities		$4,520,332	4,457,382	4,189,321	4,212,922	4,351,337	4,346,139	4,555,734
Average tangible assets		$6,086,579	6,041,302	5,827,060	5,821,861	5,919,617	5,945,570	6,052,911
Average tangible equity		$505,580	500,654	491,459	484,162	495,614	493,976	470,512
GAAP tax equivalent:
Yield on earning assets	%	6.83	6.81	6.58	6.39	6.29	6.65	5.96
Cost of interest-bearing liabilities	%	3.62	3.52	3.14	3.06	2.97	3.34	2.65
Interest spread	%	3.21	3.29	3.44	3.33	3.32	3.31	3.31
Net interest margin	%	3.96	4.04	4.17	4.02	3.96	4.04	3.85
Operating tax equivalent (2):
Yield on earning assets	%	6.83	6.81	6.58	6.36	6.24	6.65	5.94
Cost of interest-bearing liabilities	%	3.62	3.52	3.14	2.92	2.80	3.31	2.51
Interest spread	%	3.21	3.29	3.44	3.44	3.44	3.34	3.43
Net interest margin	%	3.96	4.04	4.17	4.11	4.05	4.07	3.95
GAAP:
Efficiency ratio	%	86.94	84.34	80.10	82.54	94.04	83.50	75.07
Return on average tangible assets	%	0.24	0.65	0.87	0.68	0.06	0.61	0.90
Return on average tangible equity	%	2.86	7.86	10.34	8.40	0.72	7.35	11.86
Operating (1):
Efficiency ratio	%	86.94	84.34	79.92	82.46	81.63	83.08	70.81
Return on average tangible assets	%	0.24	0.65	0.87	0.70	0.74	0.61	1.13
Return on average tangible equity	%	2.86	7.86	10.31	8.39	8.79	7.34	14.50
Earning assets repricing:
Percent of earning assets that have fixed rates	%	52	52	52	55	54
Percent of earning assets that have variable rates	%	48	48	48	45	46
One year Gap	%	(4)	(4)	(2)	9	7

(1)	Ratios have been adjusted to exclude gains and costs associated with debt redemptions, impairment on BankAtlantic’s former corporate headquarters and a reserve for a compliance matter.

(2)	Adjusted to exclude loan participations sold accounted for as secured borrowings.

Bank Operations Business Segment
Condensed Statements of Financial Condition (Unaudited)

	As of
(In thousands)	12/31/2006	9/30/2006	6/30/2006	3/31/2006	12/31/2005
ASSETS
Loans receivable, net	$4,595,920	4,638,215	4,484,764	4,409,971	4,483,142
Loan participations sold (1)	—	—	—	111,754	138,270
Held to maturity securities	475,790	479,859	470,994	396,251	427,575
Available for sale securities	559,629	568,699	569,618	567,664	578,913
Goodwill	70,489	70,489	70,489	70,489	70,489
Core deposit intangible asset	6,834	7,221	7,608	7,995	8,395
Other assets	478,460	418,551	445,454	436,490	402,546

Total assets	$6,187,122	6,183,034	6,048,927	6,000,614	6,109,330

LIABILITIES AND STOCKHOLDER’S EQUITY
Deposits
Demand	$995,930	1,011,531	1,119,608	1,152,365	1,019,992
NOW	779,383	723,211	747,437	790,225	755,708
Savings	465,172	370,169	372,212	351,839	313,889

Total low cost deposits	2,240,485	2,104,911	2,239,257	2,294,429	2,089,589
Money market	677,642	695,591	740,192	806,871	846,441
Certificate of deposits	948,919	874,956	855,561	859,470	816,689

Total deposits	3,867,046	3,675,458	3,835,010	3,960,770	3,752,719
Advances from Federal Home Loan Bank	1,517,058	1,687,062	1,127,065	1,085,914	1,283,532
Short term borrowings	138,686	144,722	428,942	179,850	261,154
Secured borrowings (1)	—	—	—	111,754	138,270
Long term debt	29,923	30,192	37,378	36,832	39,092
Other liabilities	68,460	81,437	68,641	74,771	89,834

Total liabilities	5,621,173	5,618,871	5,497,036	5,449,891	5,564,601
Stockholder’s equity	565,949	564,163	551,891	550,723	544,729

Total liabilities and stockholder’s equity	$6,187,122	6,183,034	6,048,927	6,000,614	6,109,330

(1)	Amount represents loan participations sold accounted for as secured borrowings.

Bank Operations Business Segment
Average Balance Sheet — Yield / Rate Analysis

	For the Three Months Ended
	December 31, 2006				December 31, 2005
	Average	Revenue/		Yield/	Average	Revenue/		Yield/
( in thousands)	Balance	Expense		Rate	Balance	Expense		Rate
Loans:
Residential real estate	$2,176,047	29,212		5.37%	$2,115,899	26,210		4.95%
Commercial real estate	1,462,005	31,245		8.55	1,572,432	30,773		7.83
Loan participations sold	—	—		—	134,081	2,862		8.47
Consumer	584,972	11,321		7.74	538,321	8,972		6.67
Commercial business	155,884	3,515		9.02	93,412	2,044		8.75
Small business	276,103	5,725		8.29	226,153	4,542		8.03

Total loans	4,655,011	81,018		6.96	4,680,298	75,403		6.44
Investments — tax exempt	397,105	5,806	(1)	5.85	386,073	5,615	(1)	5.82
Investments — taxable	649,947	10,512		6.47	643,436	8,779		5.46

Total interest earning assets	5,702,063	97,336		6.83%	5,709,807	89,797		6.29%

Goodwill and core deposit intangibles	77,524				79,092
Other non-interest earning assets	384,516				343,890

Total Assets	$6,164,103				$6,132,789

Deposits:
Savings	$413,239	1,379		1.32%	$309,007	281		0.36%
NOW	735,164	1,327		0.72	692,128	866		0.50
Money market	694,057	4,003		2.29	887,858	3,902		1.74
Certificate of deposit	927,431	10,549		4.51	797,187	6,687		3.33

Total interest bearing deposits	2,769,891	17,258		2.47	2,686,180	11,736		1.73

Short-term borrowed funds	192,532	2,548		5.25	282,474	2,805		3.94
Advances from FHLB	1,528,039	20,837		5.41	1,345,033	15,565		4.59
Secured borrowings	—	—		—	134,081	2,862		8.47
Long-term debt	29,870	643		8.54	37,649	617		6.50

Total interest bearing liabilities	4,520,332	41,286		3.62	4,485,417	33,585		2.97
Demand deposits	1,006,959				1,018,169
Non-interest bearing other liabilities	62,601				63,021

Total Liabilities	5,589,892				5,566,607
Stockholder’s equity	574,211				566,182

Total liabilities and stockholder’s equity	$6,164,103				$6,132,789

Net tax equivalent interest income/ net interest spread		56,050		3.21%		56,212		3.32%

Tax equivalent adjustment		(2,032)				(1,965)
Capitalized interest from real estate operations		85				513

Net interest income		54,103				54,760

Margin
Interest income/interest earning assets				6.83%				6.29%
Interest expense/interest earning assets				2.87				2.33

Net interest margin (tax equivalent)				3.96%				3.96%

Net interest margin (tax equivalent) excluding secured borrowings				3.96%				4.05%

(1)	The tax equivalent basis is computed using a 35% tax rate.

Bank Operations
Average Balance Sheet — Yield / Rate Analysis

	For the Years Ended
	December 31, 2006				December 31, 2005
	Average	Revenue/		Yield/	Average	Revenue/		Yield/
(in thousands)	Balance	Expense		Rate	Balance	Expense		Rate
Loans:
Residential real estate	$2,099,664	109,103		5.20%	$2,177,432	106,992		4.91%
Commercial real estate	1,499,388	126,019		8.40	1,674,033	120,235		7.18
Loan participations sold	30,894	2,401		7.77	154,524	10,144		6.56
Consumer	558,769	41,997		7.52	514,822	31,348		6.09
Commercial business	140,465	12,452		8.86	94,420	7,455		7.90
Small business	259,816	20,988		8.08	211,371	16,520		7.82

Total loans	4,588,996	312,960		6.82	4,826,602	292,694		6.06
Investments — tax exempt	396,539	23,162	(1)	5.84	368,807	21,391	(1)	5.80
Investments — taxable	620,737	36,934		5.95	702,554	37,201		5.30

Total interest earning assets	5,606,272	373,056		6.65%	5,897,963	351,286		5.96%

Goodwill and core deposit intangibles	78,104				79,714
Other non-interest earning assets	370,192				309,472

Total Assets	$6,054,568				$6,287,149

Deposits:
Savings	$369,504	2,936		0.79%	$298,867	909		0.30%
NOW	746,837	4,433		0.59	677,241	2,964		0.44
Money market	755,221	15,980		2.12	904,941	13,629		1.51
Certificate of deposit	868,777	35,610		4.10	784,525	22,582		2.88

Total deposits	2,740,339	58,959		2.15	2,665,574	40,084		1.50

Short-term borrowed funds	304,635	15,309		5.03	314,782	9,760		3.10
Advances from FHLB	1,265,772	66,492		5.25	1,538,852	62,175		4.04
Secured borrowings	30,894	2,401		7.77	154,524	10,144		6.56
Long-term debt	35,393	3,112		8.79	36,526	2,440		6.68

Total interest bearing liabilities	4,377,033	146,273		3.34	4,710,258	124,603		2.65
Demand deposits	1,056,254				979,075
Non-interest bearing other liabilities	61,392				53,150

Total Liabilities	5,494,679				5,742,483
Stockholder’s equity	559,889				544,666

Total liabilities and stockholder’s equity	$6,054,568				$6,287,149

Net interest income/net interest spread		226,783		3.31%		226,683		3.31%

Tax equivalent adjustment		(8,107)				(7,487)
Capitalized interest from real estate operations		929				1,879

Net interest income		219,605				221,075

Margin
Interest income/interest earning assets				6.65%				5.96%
Interest expense/interest earning assets				2.61				2.11

Net interest margin				4.04%				3.85%

Net interest margin (tax equivalent) excluding secured borrowings				4.07%				3.95%

(1)	The tax equivalent basis is computed using a 35% tax rate.

Bank Operations Business Segment
Allowance for Loan Loss and Credit Quality

	For the Three Months Ended						For the Years Ended
(in thousands)	12/31/2006		9/30/2006	6/30/2006	3/31/2006	12/31/2005	12/31/2006	12/31/2005
Allowance for Loan Losses

Beginning balance		$42,517	42,012	41,889	41,192	40,695	41,192	46,010

Charge-offs:
Residential real estate		—	(111)	(60)	(68)	(8)	(239)	(453)
Commercial real estate		(7,000)	—	—	—	—	(7,000)	—
Commercial business		—	—	(22)	(12)	(119)	(34)	(1,138)
Consumer		(209)	(232)	(39)	(201)	(91)	(681)	(339)
Small business		(544)	(93)	(229)	(85)	(102)	(951)	(764)

Total charge-offs		(7,753)	(436)	(350)	(366)	(320)	(8,905)	(2,694)

Recoveries:
Residential real estate		—	170	—	178	9	348	65
Commercial real estate		—	10	—	9	—	19	—
Commercial business		379	54	116	111	306	660	1,122
Consumer		76	163	98	199	238	536	694
Small business		114	193	119	140	205	566	899
Other		109	80	160	263	168	612	1,711

Total recoveries		678	670	493	900	926	2,741	4,491

Net (charge-offs) recoveries		(7,075)	234	143	534	606	(6,164)	1,797

Provision (recovery from) loan losses		8,160	271	(20)	163	(109)	8,574	(6,615)

Ending balance		$43,602	42,517	42,012	41,889	41,192	43,602	41,192

Annualized net charge-offs (recoveries) to average loans	%	0.61	(0.02)	(0.01)	(0.05)	(0.05)	0.13	(0.04)

	As of
	12/31/2006		9/30/2006	6/30/2006	3/31/2006	12/31/2005
Credit Quality

Nonaccrual loans		$4,436	32,895	5,349	6,101	6,801
Nonaccrual tax certificates		631	760	857	685	388
Real estate owned		21,747	1,439	1,907	1,647	967
Other repossessed assets		—	—	—	—	—

Total nonperforming assets		$26,814	35,094	8,113	8,433	8,156

Nonperforming assets to total loans and other assets	%	0.55	0.72	0.17	0.18	0.17
Allowance for loan losses to total loans	%	0.94	0.91	0.93	0.94	0.91
Provision (recovery) to average loans	%	0.70	0.02	(0.00)	0.01	(0.01)
Allowance to nonperforming loans	%	982.91	129.25	785.42	686.59	605.68

(1)	Average and total loans exclude loan participations sold financed by secured borrowings.

Parent Company Business Segment Activities
Condensed Statements of Operations — Unaudited

	For the Three Months Ended					For the Years Ended
(in thousands)	12/31/2006	9/30/2006	6/30/2006	3/31/2006	12/31/2005	12/31/2006	12/31/2005
Net interest (expense)	$(4,952)	(5,117)	(4,798)	(4,618)	(4,583)	(19,485)	(17,090)
Non-Interest income
Income from unconsolidated subsidiaries	270	266	278	820	211	1,634	621
Securities activities, net	2,000	2,243	2,372	2,541	475	9,156	731
Other	—	—	—	—	514	—	1,172

Non-interest income	2,270	2,509	2,650	3,361	1,200	10,790	2,524

Non-interest expense
Employee compensation and benefits	1,050	1,107	1,061	1,487	1,048	4,705	4,047
Advertising and promotion	70	49	195	94	123	408	421
Professional fees	56	212	264	106	28	638	1,179
Other	194	243	297	271	153	1,005	516

Non-interest expense	1,370	1,611	1,817	1,958	1,352	6,756	6,163

Loss from parent company activities before income taxes	(4,052)	(4,219)	(3,965)	(3,215)	(4,735)	(15,451)	(20,729)
Benefit for income taxes	(1,484)	(1,748)	(1,702)	(1,074)	(1,673)	(6,008)	(7,435)

Net loss from parent company business segment	$(2,568)	(2,471)	(2,263)	(2,141)	(3,062)	(9,443)	(13,294)

Condensed Statements of Financial Condition — Unaudited

	As of
(in thousands)	12/31/2006	9/30/2006	6/30/2006	3/31/2006	12/31/2005
ASSETS
Cash	$4,852	2,246	8,796	4,933	7,342
Securities	103,218	101,621	99,486	112,006	104,602
Investment in subsidiaries	661,467	662,224	654,651	655,609	651,078
Investment in unconsolidated subsidiaries	11,996	11,996	11,996	11,996	12,464
Other assets	12,198	12,256	10,716	7,383	8,210

Total assets	$793,731	790,343	785,645	791,927	783,696

LIABILITIES AND STOCKHOLDERS’ EQUITY
Subordinated debentures and notes payable	$263,266	263,266	263,266	268,266	263,266
Other liabilities	5,483	4,544	3,881	4,047	4,094

Total liabilities	268,749	267,810	267,147	272,313	267,360

Stockholders’ equity	524,982	522,533	518,498	519,614	516,336

Total liabilities and stockholders’ equity	$793,731	790,343	785,645	791,927	783,696

Ryan Beck & Co., Inc. Business Segment (Discontinued Operations)
Consolidated Statements of Operations and Statistics — Unaudited

	For the Three Months Ended						For the Years Ended
(in thousands)	12/31/2006		9/30/2006	6/30/2006	3/31/2006	12/31/2005	12/31/2006	12/31/2005
Revenues
Retail brokerage		$39,186	33,778	36,209	39,490	36,093	148,663	148,379
Capital markets activities		12,012	14,583	14,489	13,747	10,346	54,831	47,609
Investment banking activities		3,016	2,238	3,384	2,917	5,242	11,555	50,042
Other		1,014	(1,538)	1,290	2,646	2,469	3,412	7,281

Total operating revenues		55,228	49,061	55,372	58,800	54,150	218,461	253,311

Expenses
Employee compensation and benefits		42,874	40,943	42,433	44,355	37,764	170,605	165,325
Occupancy and equipment		4,421	4,369	3,927	3,871	3,887	16,588	15,816
Advertising and promotion		1,416	1,479	1,326	1,567	1,333	5,788	5,418
Professional fees		2,046	2,888	1,905	1,951	2,287	8,790	6,706
Communications		3,831	3,472	3,930	3,954	3,470	15,187	13,554
Floor broker and clearing fees		1,928	1,823	2,142	2,719	2,433	8,612	9,118
Interest expense		1,424	1,436	1,514	1,621	1,130	5,995	3,419
Other		1,787	598	2,086	1,918	1,828	6,389	7,204

Total expenses		59,727	57,008	59,263	61,956	54,132	237,954	226,560

Income (loss) from Ryan Beck business segment — before income taxes		(4,499)	(7,947)	(3,891)	(3,156)	18	(19,493)	26,751
Provision (benefit) for income taxes		(1,781)	(3,105)	(1,524)	(1,591)	(654)	(8,001)	10,095

Net income (loss) from Ryan Beck business segment		$(2,718)	(4,842)	(2,367)	(1,565)	672	(11,492)	16,656

Statistics:
Average tangible assets		$206,924	236,129	238,827	231,145	220,065	228,256	197,083
Average tangible equity		90,239	93,350	97,098	99,220	99,456	94,977	93,630
GAAP return on average tangible assets	%	(5.25)	(8.20)	(3.96)	(2.71)	1.22	(5.03)	8.45
GAAP return on average tangible equity		(12.05)	(20.75)	(9.75)	(6.31)	2.70	(12.10)	17.79
Compensation as a percent of revenues		77.63	83.45	76.63	75.43	69.74	78.09	65.27
Retail brokerage to total revenues		70.95	68.85	65.39	67.16	66.65	68.05	58.58
Capital markets activities to total revenues		21.75	29.72	26.17	23.38	19.11	25.10	18.79
Investment banking revenue to total revenues		5.46	4.56	6.11	4.96	9.68	5.29	19.76
Condensed Statements of Financial Condition — Unaudited

	As of
(in thousands)	12/31/2006	9/30/2006	6/30/2006	3/31/2006	12/31/2005
ASSETS
Cash and cash equivalents	$3,285	12,153	3,799	3,396	5,366
Securities	109,838	186,588	174,657	169,570	180,292
Notes receivable — GMS	—	—	—	3,018	3,360
Property and equipment, net	9,644	9,935	8,307	7,629	7,573
Goodwill	6,184	6,184	6,184	6,184	6,184
Due from clearing agent	18,173	13,579	3,963	2,672	—
Other assets	43,639	41,041	41,650	37,916	37,334

Total assets	$190,763	269,480	238,560	230,385	240,109

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Securities sold not yet purchased	$31,407	68,820	39,173	41,828	35,177
Due to clearing agent	0	40,842	38,730	32,206	24,486
Other liabilities	63,839	61,760	57,899	51,465	74,100

Total liabilities	95,246	171,422	135,802	125,499	133,763

Stockholder’s equity	95,517	98,058	102,758	104,886	106,346

Total liabilities and stockholder’s equity	$190,763	269,480	238,560	230,385	240,109

DEMAND DEPOSITS OF TOTAL DEPOSITS 25.8% 27.5% 29.2% 29.1% 27.2% 27.6% 2 8.2% 6.3% AR '05 JUN '05SEP '05DEC '05MAR '06JUN '06SEP '06DEC '06 CORE DEPOSITS* OF TOTAL DEPOSITS 57.9% 57.3% 58.4% 57.9% 55.7% 54.0% 54.3% 53.1% AR '05 JUN '05SEP '05DEC '05MAR '06JUN '06SEP '06DEC '06 E DEPOSIT1 GROWTH E"2 YEAR-OVER-YEAR CHANGE 6.6% 6.0% 10.2% 16.6% 16.9% 23.1% 23.5% JUN '05 SEP '05DEC '05MAR '06JUN '06SEP '06DEC '06 3